Exhibit 99.1
Envista Reports Third Quarter 2022 Earnings

Brea, California, November 3, 2022 – Envista Holdings Corporation (NYSE: NVST) today announced results for the third quarter 2022.

As previously disclosed, on December 31, 2021, we completed the sale of the KaVo Treatment Unit and Instrument business. All results in this release reflect only continuing operations unless otherwise noted.

For the quarter ended September 30, 2022, reported sales increased 3.9% to $631.1 million with core sales growth of 4.9% over the corresponding quarter in 2021.

For the third quarter of 2022, net income was $49.6 million or $0.28 per diluted share. During the same period, adjusted net income was $82.5 million or $0.47 per diluted share compared to adjusted net income of $79.4 million or $0.45 per diluted share in the same period of 2021. Adjusted EBITDA for the third quarter of 2022 was $127.6 million compared to $119.1 million in the third quarter of 2021.

Amir Aghdaei, Chief Executive Officer, stated, “We are pleased that despite a challenging macro environment, the Envista team has once again delivered a strong quarter with core sales growth of 4.9% and an adjusted EBITDA margin of 20.2%. Our consistent performance, driven by the Envista Business System (EBS), is a testament to the strength of our team, culture, and strategic differentiation. We have a proven track record of execution and remain committed to our long-term objectives.”

Mr. Aghdaei continued, “In addition to delivering solid results in the third quarter, the transformation of our portfolio continues as we focus investments on fast-growing specialty businesses while adding to our digital capabilities. We continue to see exceptional growth in our orthodontic business driven by our Spark Clear Aligners as well as strong growth in our premium implant franchise. Continued investments in our DEXIS IOS business and DTX Studio Software suite are helping us accelerate our vision of digitizing, personalizing, and democratizing dental care. We remain committed to our purpose of partnering with dental professionals to improve lives and are focused on creating lasting value for customers, employees, and shareholders.”

2022 Guidance

Despite the persistent inflationary pressures, continued supply chain disruptions, and an uncertain geopolitical environment, we are reiterating our guidance for core growth and profitability for the full year 2022. We expect core sales to grow mid-single digits for 2022 and to deliver adjusted EBITDA margin of 20% for the full year.

Please note – We do not provide forward-looking estimates on a GAAP basis as certain information is not available and cannot be reasonably estimated.

Envista will discuss its quarterly results and provide an updated outlook for 2022 during an investor conference call today starting at 2:00 P.M. PT. The call and an accompanying slide presentation will be webcast on the "Investors" section of Envista's website, www.envistaco.com, under the subheading "Events & Presentations." A replay of the webcast will be available in the same section of Envista's website shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.

The conference call can be accessed by 800-225-9448 within the U.S. or +1 203-518-9708 outside the U.S. a few minutes before 2:00 PM PT and referencing conference ID #792458. A replay of the conference call will be available shortly after the conclusion of the call. You can access the replay dial-in information on the "Investors" section of Envista's website under the subheading "Events & Presentations." Presentation materials relating to Envista's results have been posted to the "Investors" section of Envista's website under the subheading "Quarterly Earnings." In addition, selected unaudited historical financial information for continuing operations has been posted to the "Investors" section of Envista's website.

ABOUT ENVISTA

Envista is a global family of more than 30 trusted dental brands, including Nobel Biocare, Ormco, DEXIS, and Kerr united by a shared purpose: to partner with professionals to improve lives. Envista helps its customers deliver the best possible patient care through industry-leading dental consumables, solutions, technology, and services. Our comprehensive portfolio, including dental implants and treatment options, orthodontics, and digital imaging technologies, covers a wide range of dentists' clinical needs for diagnosing, treating, and preventing dental conditions as well as improving the aesthetics of the human smile. With a foundation comprised of the proven Envista Business System (EBS) methodology, an experienced leadership team, and a strong culture grounded in continuous improvement, commitment to innovation, and deep customer focus, Envista is well equipped to meet the end-to-end needs of dental professionals worldwide. Envista is one of the largest global dental products companies, with significant market positions in some of the most attractive segments of the dental products industry. For more information, please visit www.envistaco.com.

NON-GAAP MEASURES

All "Adjusted" amounts including core sales growth and free cash flow are non-GAAP items. Calculations of these measures, the reasons why we believe these measures provide useful information to investors, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these non-GAAP measures are included in the attached supplemental schedules. We do not reconcile forward looking non-GAAP measures to the comparable GAAP measures because of the inherent difficulty in predicting and estimating the future impact and timing of currency translation, acquisitions, discontinued products, and any other potential adjustments which would be reflected in any forecasted GAAP measure.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release are “forward-looking” statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, the impact of the COVID-19 pandemic, including new variants of the virus, the pace of recovery in the markets in which we operate, global supply chain disruptions and potential staffing shortages, the conditions in the U.S. and global economy, the markets served by us and the financial markets, the impact of our debt obligations on our operations and liquidity, developments and uncertainties in trade policies and regulations, contractions or growth rates and cyclicality of markets we serve, fluctuations in inventory of our distributors and customers, loss of a key distributor, our relationships with and the performance of our channel partners, competition, our ability to develop and successfully market new products and services, the potential for improper conduct by our employees, agents or business partners, our compliance with applicable laws and regulations (including regulations relating to medical devices and the health care industry), the results of our clinical trials and perceptions thereof, penalties associated with any off-label marketing of our products, modifications to our products that require new marketing clearances or authorizations, our ability to effectively address cost reductions and other changes in the health care industry, our ability to successfully identify and consummate appropriate acquisitions and strategic investments, our ability to integrate the businesses we acquire and achieve the anticipated benefits of such acquisitions, contingent liabilities relating to acquisitions, investments and divestitures, security breaches or other disruptions of our information technology systems or violations of data privacy laws, our ability to adequately protect our intellectual property, the impact of our restructuring activities on our ability to grow, risks relating to currency exchange rates, changes in tax laws applicable to multinational companies, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, risks relating to product, service or software defects, risks relating to product manufacturing, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole or limited sources of supply, the impact of regulation on demand for our products and services, labor matters, international economic, political, legal, compliance and business factors, disruptions relating to war, terrorism, climate change, widespread protests and civil unrest, man-made and natural disasters, public health issues and other events, and the impact of inflation and increasing interest rates. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for fiscal year 2021 and our Quarterly reports on Form 10-Q. These forward-looking statements speak only as of the date of this press release and except to the extent required by applicable law, we do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT
Stephen Keller
Vice President, Investor Relations
Envista Holdings Corporation
200 S. Kraemer Blvd., Building E
Brea, CA 92821
Telephone: (714) 817-7000
Fax: (714) 817-5450

ENVISTA HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
($ and shares in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Sales	$631.1	$607.3	$1,908.3	$1,857.1
Cost of sales	266.4	251.0	799.7	773.8
Gross profit	364.7	356.3	1,108.6	1,083.3
Operating expenses:
Selling, general and administrative	264.2	250.6	801.9	747.5
Research and development	26.0	24.0	75.5	75.7
Operating profit	74.5	81.7	231.2	260.1
Nonoperating income (expense):
Other income	0.3	0.2	0.9	0.8
Interest expense, net	(11.6)	(12.0)	(23.9)	(43.6)
Income before income taxes	63.2	69.9	208.2	217.3
Income tax expense (benefit)	13.6	(10.3)	43.7	(3.7)
Income from continuing operations, net of tax	49.6	80.2	164.5	221.0
(Loss) income from discontinued operations, net of tax	(2.0)	12.7	5.1	33.7
Net income	$47.6	$92.9	$169.6	$254.7
Earnings per share:
Earnings from continuing operations - basic	$0.30	$0.50	$1.01	$1.37
Earnings from continuing operations - diluted	$0.28	$0.45	$0.92	$1.25

(Loss) Earnings from discontinued operations - basic	$(0.01)	$0.08	$0.03	$0.21
(Loss) Earnings from discontinued operations - diluted	$(0.01)	$0.07	$0.03	$0.19

Earnings - basic	$0.29	$0.58	$1.04	$1.58
Earnings - diluted	$0.27	$0.52	$0.95	$1.43	*
Average common stock and common equivalent shares outstanding:
Basic	163.1	161.5	162.7	161.1
Diluted	176.9	178.1	178.4	177.5
*Earnings per share is computed independently for earnings per share from continuing operations and earnings per share from discontinued operations. The sum of earnings per share from continuing operations and earnings per share from discontinued operations does not equal earnings per share due to rounding.

ENVISTA HOLDINGS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
($ in millions, except share amounts)

	As of
	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$568.5	$1,073.6
Trade accounts receivable, less allowance for credit losses of $16.8 and $20.7, respectively	392.2	331.9
Inventories, net	291.3	263.8
Prepaid expenses and other current assets	114.0	154.3
Assets held for sale	—	12.2
Total current assets	1,366.0	1,835.8
Property, plant and equipment, net	277.2	264.1
Operating lease right-of-use assets	132.1	128.1
Other long-term assets	173.2	167.8
Goodwill	3,399.6	3,132.0
Other intangible assets, net	1,063.8	1,046.4
Total assets	$6,411.9	$6,574.2
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$579.3	$432.4
Trade accounts payable	190.0	185.8
Accrued expenses and other liabilities	462.5	562.3
Operating lease liabilities	26.5	23.7
Liabilities held for sale	—	4.0
Total current liabilities	1,258.3	1,208.2
Operating lease liabilities	123.4	120.4
Other long-term liabilities	220.7	304.2
Long-term debt	851.6	883.4
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 15.0 million shares authorized; no shares issued or outstanding at September 30, 2022 and December 31, 2021	—	—
Common stock - $0.01 par value, 500.0 million shares authorized; 163.6 million shares issued and 163.0 million shares outstanding at September 30, 2022; 162.0 million shares issued and 161.6 million outstanding at December 31, 2021	1.6	1.6
Additional paid-in capital	3,689.6	3,732.6
Retained earnings	657.9	466.9
Accumulated other comprehensive loss	(391.2)	(143.5)
Total Envista stockholders’ equity	3,957.9	4,057.6
Noncontrolling interests	—	0.4
Total stockholders’ equity	3,957.9	4,058.0
Total liabilities and stockholders’ equity	$6,411.9	$6,574.2

ENVISTA HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
($ in millions)

	Nine Months Ended
	September 30, 3022	October 1, 2021
Cash flows from operating activities:
Net income	$169.6	$254.7
Noncash items:
Depreciation	23.9	29.4
Amortization	78.2	62.6
Allowance for credit losses	3.8	4.2
Stock-based compensation expense	23.1	21.6
Gain on sale of property, plant and equipment	(1.1)	(2.2)
Gain on sale of KaVo treatment unit and instrument business	(8.9)	—
Restructuring charges	5.5	0.3
Impairment charges	5.8	9.4
Fair value of acquisition-related inventory	7.7	—
Amortization of right-of-use assets	17.7	21.3
Amortization of debt discount and issuance costs	3.0	17.6
Change in trade accounts receivable	(76.5)	(15.1)
Change in inventories	(35.9)	(67.1)
Change in trade accounts payable	11.3	(39.9)
Change in prepaid expenses and other assets	(21.7)	(23.4)
Change in accrued expenses and other liabilities	(109.7)	(18.7)
Change in operating lease liabilities	(23.4)	(29.1)
Net cash provided by operating activities	72.4	225.6
Cash flows from investing activities:
Acquisition, net of cash acquired	(696.2)	—
Payments for additions to property, plant and equipment	(58.8)	(46.0)
Proceeds from sales of property, plant and equipment	1.6	11.6
Proceeds from the settlement of derivative financial instruments	56.0	8.5
Proceeds from sale of KaVo treatment unit and instrument business, net	59.8	—
All other investing activities, net	(18.6)	—
Net cash used in investing activities	(656.2)	(25.9)
Cash flows from financing activities:
Proceeds from revolving line of credit	124.0	—
Repayment of revolving line of credit	(54.0)	—
Proceeds from borrowings	0.3	—
Repayment of borrowings	(0.5)	(475.7)
Payment of debt issuance and other deferred financing costs	—	(2.3)
Proceeds from stock option exercises	19.9	16.0
Tax withholding payment related to net settlement of equity awards	(8.9)	(6.1)
All other financing activities	—	0.7
Net cash provided by (used in) financing activities	80.8	(467.4)
Effect of exchange rate changes on cash and cash equivalents	(2.1)	17.6
Net change in cash and cash equivalents	(505.1)	(250.1)
Beginning balance of cash and cash equivalents	1,073.6	888.9
Ending balance of cash and cash equivalents	$568.5	$638.8

ENVISTA HOLDINGS CORPORATION
SUMMARY OF FINANCIAL METRICS (Unaudited)
($ in millions, except per share amounts)

	GAAP
	Three Months Ended		Nine Months Ended
	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Gross Profit	$364.7	$356.3	$1,108.6	$1,083.3
Operating Profit From Continuing Operations	$74.5	$81.7	$231.2	$260.1
Net Income From Continuing Operations	$49.6	$80.2	$164.5	$221.0
Diluted EPS From Continuing Operations	$0.28	$0.45	$0.92	$1.25
Operating Cash Flow	$46.7	$88.3	$72.4	$225.6

	NON-GAAP *
	Three Months Ended		Nine Months Ended
	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Adjusted Gross Profit	$373.5	$357.3	$1,126.3	$1,090.2
Adjusted Operating Profit	$119.5	$110.6	$354.3	$348.6
Adjusted Net Income	$82.5	$79.4	$253.4	$247.4
Adjusted Diluted EPS	$0.47	$0.45	$1.42	$1.39
Adjusted EBITDA	$127.6	$119.1	$379.1	$374.3
Free Cash Flow	$19.7	$82.3	$15.2	$191.2

* For information on non-GAAP measures see "Reconciliation of GAAP to Non-GAAP Financial Measures" below. Also see the accompanying "Notes to Reconciliation of GAAP to Non-GAAP Financial Measures."

ENVISTA HOLDINGS CORPORATION
SEGMENT INFORMATION (Unaudited)
($ in millions)

	Three Months Ended		Nine Months Ended
	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Sales
Specialty Products & Technologies	$395.4	$363.4	$1,200.2	$1,116.1
Equipment & Consumables	235.7	243.9	708.1	741.0
Total	$631.1	$607.3	$1,908.3	$1,857.1

Operating Profit (Loss)
Specialty Products & Technologies	$62.3	$61.5	$206.6	$211.6
Equipment & Consumables	44.7	45.4	120.4	131.0
Other	(32.5)	(25.2)	(95.8)	(82.5)
Total	$74.5	$81.7	$231.2	$260.1

Operating Margins
Specialty Products & Technologies	15.8%	16.9%	17.2%	19.0%
Equipment & Consumables	19.0%	18.6%	17.0%	17.7%
Total	11.8%	13.5%	12.1%	14.0%

ENVISTA HOLDINGS CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)
($ in millions)

Adjusted Gross Profit and Adjusted Gross Margin

	Three Months Ended		Nine Months Ended
	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Gross Profit	$364.7	$356.3	$1,108.6	$1,083.3
Restructuring costs and asset impairments A	3.4	1.0	10.0	6.9
Fair value adjustment of acquisition-related inventory F	5.4	—	7.7	—
Adjusted Gross Profit	$373.5	$357.3	$1,126.3	$1,090.2

Gross Margin (Gross Profit / Sales)	57.8%	58.7%	58.1%	58.3%
Adjusted Gross Margin (Adjusted Gross Profit / Sales)	59.2%	58.8%	59.0%	58.7%

Adjusted Operating Profit

	Three Months Ended		Nine Months Ended
	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Consolidated
Operating Profit	$74.5	$81.7	$231.2	260.1
Amortization of acquisition-related and other intangible assets	27.9	20.3	78.2	61.4
Restructuring costs and asset impairments A	9.6	8.6	28.1	23.8
Contingent loss reserves B	—	—	1.0	3.3
International tax credit C	—	—	(6.5)	—
Acquisition related expenses D	2.1	—	14.6	—
Fair value adjustment of acquisition-related inventory F	5.4	—	7.7	—
Adjusted Operating Profit	$119.5	$110.6	$354.3	$348.6
Adjusted Operating Profit as a % of Sales	18.9%	18.2%	18.6%	18.8%

Specialty Products & Technologies
Operating Profit	$62.3	$61.5	$206.6	$211.6
Amortization of acquisition-related and other intangible assets	15.4	15.0	44.7	45.2
Restructuring costs and asset impairments A	4.5	8.2	12.7	15.2
Contingent loss reserve B	—	—	1.0	2.1
International tax credit C	—	—	(1.7)	—
Adjusted Operating Profit	$82.2	$84.7	$263.3	$274.1
Adjusted Operating Profit as a % of Sales	20.8%	23.3%	21.9%	24.6%

Equipment & Consumables
Operating Profit	$44.7	$45.4	$120.4	$131.0
Amortization of acquisition-related and other intangible assets	12.5	5.3	33.5	16.2
Restructuring costs and asset impairments A	4.2	0.1	12.6	4.5
Contingent loss reserve B	—	—	—	1.2
International tax credit C	—	—	(4.8)	—
Adjusted Operating Profit	$61.4	$50.8	$161.7	$152.9
Adjusted Operating Profit as a % of Sales	26.1%	20.8%	22.8%	20.6%

See the accompanying Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

Adjusted Net Income

	Three Months Ended		Nine Months Ended
	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Net Income From Continuing Operations	$49.6	$80.2	$164.5	$221.0
Amortization of acquisition-related and other intangible assets	27.9	20.3	78.2	61.4
Restructuring costs and asset impairments A	9.6	8.6	28.1	23.8
Contingent loss reserves B	—	—	1.0	3.3
International tax credit C	—	—	(6.5)	—
Acquisition related expenses D	2.1	—	14.6	—
Non-cash interest expense - convertible senior notes E	—	4.9	—	14.2
Fair value adjustment of acquisition-related inventory F	5.4	—	7.7	—
Tax effect of adjustments reflected above G	(10.4)	(8.3)	(28.4)	(23.9)
Discrete tax adjustments and other tax-related adjustments H	(1.7)	(26.3)	(5.8)	(52.4)
Adjusted Net Income	$82.5	$79.4	$253.4	$247.4

Adjusted Diluted Earnings Per Share

	Three Months Ended		Nine Months Ended
	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Diluted Earnings From Continuing Operations Per Share	$0.28	$0.45	$0.92	$1.25
Amortization of acquisition-related and other intangible assets	0.16	0.11	0.44	0.35
Restructuring costs and asset impairments A	0.05	0.05	0.16	0.13
Contingent loss reserves B	—	—	0.01	0.02
International tax credit C	—	—	(0.04)	—
Acquisition related expenses D	0.01	—	0.08	—
Non-cash interest expense - convertible senior notes E	—	0.03	—	0.08
Fair value adjustment of acquisition-related inventory F	0.03	—	0.04	—
Tax effect of adjustments reflected above G	(0.05)	(0.04)	(0.16)	(0.13)
Discrete tax adjustments and other tax-related adjustments H	(0.01)	(0.15)	(0.03)	(0.31)
Adjusted Diluted Earnings Per Share	$0.47	$0.45	$1.42	$1.39

See the accompanying Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Net Income From Continuing Operations	$49.6	$80.2	$164.5	$221.0
Interest expense, net	11.6	12.0	23.9	43.6
Income taxes	13.6	(10.3)	43.7	(3.7)
Depreciation	7.8	8.3	23.9	24.9
Amortization of acquisition-related and other intangible assets	27.9	20.3	78.2	61.4
Restructuring costs and asset impairments A	9.6	8.6	28.1	23.8
Contingent loss reserves B	—	—	1.0	3.3
International tax credit C	—	—	(6.5)	—
Acquisition related expenses D	2.1	—	14.6	—
Fair value adjustment of acquisition-related inventory F	5.4	—	7.7	—
Adjusted EBITDA	$127.6	$119.1	$379.1	$374.3
Adjusted EBITDA as a % of Sales	20.2%	19.6%	19.9%	20.2%

See the accompanying Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

Core Sales Growth 1

Consolidated	% Change Three Month Period Ended September 30, 2022 vs. Comparable 2021 Period	% Change Nine Month Period Ended September 30, 2022 vs. Comparable 2021 Period
Total sales growth	3.9%	2.8%
Plus the impact of:
Acquisition	(3.1)%	(1.3)%
Currency exchange rates	4.1%	3.2%
Core sales growth	4.9%	4.7%

Specialty Products & Technologies
Total sales growth	8.8%	7.5%
Plus the impact of:
Acquisition	(2.3)%	(0.7)%
Currency exchange rates	4.8%	3.9%
Core sales growth	11.3%	10.7%

Equipment & Consumables
Total sales growth	(3.4)%	(4.4)%
Plus the impact of:
Acquisition	(4.2)%	(2.1)%
Currency exchange rates	2.9%	2.3%
Core sales growth	(4.7)%	(4.2)%
1 We use the term “core sales” to refer to GAAP revenue excluding (1) sales from acquired businesses recorded prior to the first anniversary of the acquisition (“acquisitions”), (2) sales from discontinued products and (3) the impact of currency translation. Sales from discontinued products includes major brands or products that Envista has made the decision to discontinue as part of a portfolio restructuring. Discontinued brands or products consist of those which Envista (1) is no longer manufacturing, (2) is no longer investing in the research or development of, and (3) expects to discontinue all significant sales within one year from the decision date to discontinue. The portion of sales attributable to discontinued brands or products is calculated as the net decline of the applicable discontinued brand or product from period-to-period. The portion of GAAP revenue attributable to currency exchange rates is calculated as the difference between (a) the period-to-period change in sales and (b) the period-to-period change in sales after applying current period foreign exchange rates to the prior year period. We use the term “core sales growth” to refer to the measure of comparing current period core sales with the corresponding period of the prior year.

Reconciliation of Operating Cash Flows to Free Cash Flow

	Three Months Ended		Nine Months Ended
	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Net Operating Cash Used in Investing Activities	$(73.3)	$(3.1)	$(659.8)	$(25.9)
Net Operating Cash Provided by (Used in) Financing Activities	$73.7	$(4.0)	$80.8	$(467.4)

Net Operating Cash Provided by Operating Activities	$46.7	$88.3	$72.4	$225.6
Less: payments for additions to property, plant and equipment (capital expenditures)	(26.9)	(17.5)	(58.8)	(46.0)
Plus: proceeds from sales of property, plant and equipment (capital disposals)	(0.1)	11.5	1.6	11.6
Free Cash Flow	$19.7	$82.3	$15.2	$191.2

See the accompanying Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

ENVISTA HOLDINGS CORPORATION
NOTES TO RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)

A We exclude costs incurred pursuant to discrete restructuring plans that are fundamentally different (in terms of the size, strategic nature and planning requirements, as well as the inconsistent frequency of such plans) from the ongoing productivity improvements that result from application of the Envista Business System. These restructuring plans are incremental to the operating activities that arise in the ordinary course of our business and we believe are not indicative of Envista’s ongoing operating costs in a given period.

B Represents accruals for certain legal matters.

C The international tax credit relates to a ruling from the Brazilian Supreme Court.

D These represent acquisition related transactions expenses and integration costs with respect to business combinations.

E Non-cash interest expense represents accretion of the debt discount associated with the convertible senior notes due 2025. We adopted Accounting Standards Update 2020-06 on January 1, 2022 and as a result there is no longer a debt discount that requires amortization.

F Represents the fair value adjustment related to inventory acquired in connection with the acquisition of Osteogenics and Carestream Dental's Intraoral Scanner Business.

G This line item reflects the aggregate tax effect of all pretax adjustments reflected in the preceding line items of the table using each adjustment's applicable tax rate, including the effect of interim tax accounting requirements of Accounting Standards Codification Topic 740 Income Taxes.

H The discrete tax matters relate primarily to excess tax benefits from stock-based compensation, changes in estimates associated with prior period uncertain tax positions and audit settlements, tax benefits resulting from a change in law, and changes in determination of realization of certain deferred tax assets.

Statement Regarding Non-GAAP Measures

Each of the non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies. Management believes that these measures provide useful information to investors by offering additional ways of viewing Envista Holdings Corporation's (“Envista” or the “Company”) results that, when reconciled to the corresponding GAAP measure, help our investors to:

•with respect to Adjusted Gross Profit, Adjusted Operating Profit, Adjusted Net Income, Adjusted Diluted Earnings Per Share and Adjusted EBITDA, understand the long-term profitability trends of Envista’s business and compare Envista’s profitability to prior and future periods and to Envista’s peers;

•with respect to Core Sales, identify underlying growth trends in Envista’s business and compare Envista’s revenue performance with prior and future periods and to Envista’s peers;

•with respect to Adjusted EBITDA, help investors understand operational factors associated with a company’s financial performance because it excludes the following from consideration: interest, taxes, depreciation, amortization, and infrequent or unusual losses or gains such as goodwill impairment charges or nonrecurring and restructuring charges. Management uses Adjusted EBITDA, as a supplemental measure for assessing operating performance in conjunction with related GAAP amounts. In addition, Adjusted EBITDA is used in connection with operating decisions, strategic planning, annual budgeting, evaluating Company performance and comparing operating results with historical periods and with industry peer companies; and

•with respect to Free Cash Flow (the “FCF Measure”), understand Envista’s ability to generate cash without external financings, strengthen its balance sheet, invest in its business and grow its business through acquisitions and other strategic opportunities (although a limitation of free cash flow is that it does not take into account the Company’s debt service requirements and other non-discretionary expenditures, and as a result the entire Free Cash Flow amount is not necessarily available for discretionary expenditures).

Management uses these non-GAAP measures to measure the Company’s operating and financial performance.

The items excluded from the non-GAAP measures set forth above have been excluded for the following reasons:

•With respect to Adjusted Gross Profit, Adjusted Operating Profit, Adjusted Net Income, Adjusted Diluted Earnings Per Share and Adjusted EBITDA:

◦We exclude the amortization of acquisition-related and other intangible assets because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions we consummate. While we have a history of significant acquisition activity, we do not acquire businesses on a predictable cycle, and the amount of an acquisition’s purchase price allocated to intangible assets and related amortization term are unique to each acquisition and can vary significantly from acquisition to acquisition. Exclusion of this amortization expense facilitates more consistent comparisons of operating results over time between our newly-acquired and long-held businesses, and with both acquisitive and non-acquisitive peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized.

◦With respect to the other items excluded from Adjusted Gross Profit, Adjusted Net Income, Adjusted Operating Profit, Adjusted Diluted Earnings Per Share and Adjusted EBITDA, we exclude these items because they are of a nature and/or size that occur with inconsistent frequency, occur for reasons that may be unrelated to Envista's commercial performance during the period and/or we believe that such items may obscure underlying business trends and make comparisons of long-term performance difficult.

•With respect to core sales, we exclude (1) the effect of acquisitions and divested product lines because the timing, size, number and nature of such transactions can vary significantly from period-to-period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult, (2) sales from discontinued products because discontinued products do not have a continuing contribution to operations and management believes that excluding such items provides investors with a means of evaluating our on-going operations and facilitates comparisons to our peers, and (3) the impact of currency translation because it is not under management’s control, is subject to volatility and can obscure underlying business trends.

•With respect to the FCF Measure, we adjust for payments for additions to property, plant and equipment (net of the proceeds from capital disposals) to demonstrate the amount of operating cash flow for the period that remains after accounting for the Company’s capital expenditure requirements.